UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 21, 2002

CORNERSTONE PROPANE PARTNERS, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12499	77-0439862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Westridge Drive, Watsonville, CA  95076
(Address of Principal Executive Offices, including  Zip Code)

(831) 724-1921
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Change in ticker symbol  On November 21, 2002, CornerStone Propane Partners, L.P.’s (“CornerStone”) common units began trading on The Pink Sheets under the ticker symbol “CNPP.PK.” Previously, CornerStone’s common units were traded on the OTC Bulletin Board under the trading symbol CNPPE:BB.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 27, 2002.

CornerStone Propane Partners, L.P.

Date: November 27, 2002	By: /s/ CURTIS G. SOLSVIG III

Name: Curtis G. Solsvig III

Its: Chief Executive Officer